Exhibit 99.1

FlexShopper, Inc. Reports 2024 First Quarter and Year End Financial Results

BOCA RATON, Fla., May 13, (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and payment solution provider for underserved consumers, today announced its financial results for the quarter ended March 31, 2024.

Results for Quarter Ended March 31, 2024, vs. Quarter Ended March 31, 2023:

●	Total fundings decreased 1.1% to $26.0 million from $26.3 million

●	Total revenues increased 10.1% to $33.9 million from $30.8 million

●	Gross profit increased 30.9% to $17.8 million from $13.6 million

●	Adjusted EBITDA[1] increased by $1.2 million to $7.6 million from $6.4 million

●	Operating income increased 19.0% to $5.0 million from $4.2 million

●	Net loss attributable to common stockholders of $(1.3) million, or $(0.06) per diluted share, compared to net loss attributable to common stockholders of $(1.2) million, or $(0.06) per diluted share

●	Core earnings [1] increased 64.7% to a gain of $354 thousand from a gain of $215 thousand

Conference Call and Webcast Details

Conference call

Date: Tuesday, May 14, 2024

Time: 8:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-2988

International callers: +1 (201) 389-0923

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=rigoYWk3

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:

https://hd.choruscall.com/InComm/?callme=true&passcode=13730035&h=true&info=company&r=true&B=6

An audio replay of the call will be archived on the Company’s website.

[1]	Adjusted EBITDA and core earnings are a non-GAAP financial measure. Refer to the definition and reconciliation of these measures under “Non-GAAP Measures”.

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended March 31,
	2024	2023
Revenues:
Lease revenues and fees, net	$25,833,736	$24,714,158
Loan revenues and fees, net of changes in fair value	7,331,277	6,071,617
Retail revenues	779,860	-
Total revenues	33,944,873	30,785,775

Costs and expenses:
Depreciation and impairment of lease merchandise	14,685,863	15,345,788
Loan origination costs and fees	821,827	1,833,627
Cost of retail revenues	611,204	-
Marketing	1,765,572	1,099,189
Salaries and benefits	4,083,918	2,726,890
Operating expenses	6,932,507	5,627,708
Total costs and expenses	28,900,891	26,633,202

Operating income	5,043,982	4,152,573

Interest expense including amortization of debt issuance costs	5,315,094	4,531,327
Loss before income taxes	(271,112)	(378,754)
Benefit from income taxes	56,933	148,539
Net loss	(214,179)	(230,215)

Dividends on Series 2 Convertible Preferred Shares	1,069,456	972,233
Net loss attributable to common and Series 1 Convertible Preferred shareholders	$(1,283,635)	$(1,202,448)

Basic and diluted loss per common share:
Basic	$(0.06)	$(0.06)
Diluted	$(0.06)	$(0.06)
WEIGHTED AVERAGE COMMON SHARES:
Basic	21,586,019	21,751,304
Diluted	21,586,019	21,751,304

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$5,593,750	$4,413,130
Lease receivables, net	49,316,032	44,795,090
Loan receivables at fair value	39,457,230	35,794,290
Prepaid expenses and other assets	3,308,255	3,300,677
Lease merchandise, net	25,896,510	29,131,440
Total current assets	123,571,777	117,434,627

Property and equipment, net	9,588,238	9,308,859
Right of use asset, net	1,190,482	1,237,010
Intangible assets, net	12,948,971	13,391,305
Other assets, net	2,313,988	2,175,215
Deferred tax asset, net	13,000,294	12,943,361
Total assets	$162,613,750	$156,490,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,370,054	$7,139,848
Accrued payroll and related taxes	700,208	578,197
Promissory notes to related parties, including accrued interest	198,398	198,624
Accrued expenses	4,498,602	3,972,397
Lease liability - current portion	253,936	245,052
Total current liabilities	9,021,198	12,134,118
Loan payable under credit agreement to beneficial shareholder, net of unamortized issuance costs of $1,500,000 at March 31, 2024 and $70,780 at December 31, 2023	105,566,690	96,384,220
Promissory notes to related parties, net of unamortized issuance cost of $535,256 at March 31, 2024 and $649,953 at December 31, 2023, and net of current portion	10,214,744	10,100,047
Loan payable under Basepoint credit agreement, net of unamortized issuance costs of $83,347 at March 31, 2024 and $92,963 at December 31, 2023	7,329,258	7,319,641
Lease liabilities, net of current portion	1,254,239	1,321,578
Total liabilities	133,386,129	127,259,604

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value - authorized 40,000,000 shares, issued and outstanding 21,752,304 shares at March 31, 2024 and 21,752,304 shares at December 31, 2023	2,176	2,176
Treasury shares, at cost - 169,447 shares at March 31, 2024 and 164,029 shares at December 31, 2023	(172,855)	(166,757)
Additional paid in capital	42,633,019	42,415,894
Accumulated deficit	(36,038,379)	(35,824,200)
Total stockholders’ equity	29,227,621	29,230,773
	$162,613,750	$156,490,377

FLEXSHOPPER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2024 and 2023
(unaudited)

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(214,179)	$(230,215)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and impairment of lease merchandise	14,685,863	15,345,788
Other depreciation and amortization	2,315,487	1,826,157
Amortization of debt issuance costs	195,095	70,367
Amortization of discount on the promissory note related to acquisition	-	59,239
Compensation expense related to stock-based compensation	217,125	420,748
Provision for doubtful accounts	9,484,049	11,238,415
Interest in kind added to promissory notes balance	-	1,351
Deferred income tax	(56,933)	(148,539)
Net changes in the fair value of loans receivables at fair value	(4,211,396)	(984,652)
Changes in operating assets and liabilities:
Lease receivables	(14,004,991)	(12,852,307)
Loans receivables at fair value	548,456	4,599,208
Prepaid expenses and other assets	(19,349)	576,689
Lease merchandise	(11,450,933)	(10,703,452)
Purchase consideration payable related to acquisition	-	141,275
Lease liabilities	(9,665)	(6,032)
Accounts payable	(3,769,794)	(2,668,765)
Accrued payroll and related taxes	122,011	254,550
Accrued expenses	525,976	(1,340,486)
Net cash (used in)/provided by operating activities	(5,643,178)	5,599,339

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(1,815,091)	(1,753,800)
Purchases of data costs	(464,441)	(169,082)
Net cash used in investing activities	(2,279,532)	(1,922,882)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	10,611,690	2,750,000
Repayment of loan payable under credit agreement	-	(2,575,000)
Debt issuance related costs	(1,500,000)	-
Proceeds from exercise of stock options	-	1,185
Principal payment under finance lease obligation	(2,262)	(2,526)
Repayment of purchase consideration payable related to acquisition	-	(153,938)
Purchases of treasury stock	(6,098)	-
Net cash provided by financing activities	9,103,330	19,721

INCREASE IN CASH	1,180,620	3,696,178

CASH, beginning of period	4,413,130	6,173,349

CASH, end of period	$5,593,750	$9,869,527

Supplemental cash flow information:
Interest paid	$5,057,635	$3,867,982

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased merchandise), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.

Core earnings represents the GAAP net earnings/ (loss) adjusted for “special items” that we view as extraordinary, unusual, or non-recurring in nature or which we believe do not reflect our core business activities.

Key performance metrics for the three months ended March 31, 2024 and 2023 are as follows:

	Three months ended March 31,
	2024	2023	$ Change	% Change
Adjusted EBITDA:
Net loss	$(214,179)	$(230,215)	$16,036	(7.0)
Income taxes	(56,933)	(148,539)	91,606	(61.7)
Amortization of debt issuance costs	195,095	70,367	124,728	177.3
Amortization of discount on the promissory note related to acquisition	-	59,239	(59,239)	(100.0)
Other amortization and depreciation	2,315,487	1,826,157	489,330	26.8
Interest expense	5,119,999	4,401,721	718,278	16.3
Stock-based compensation	217,125	420,748	(203,623)	(48.4)
Adjusted EBITDA	$7,576,594	$6,399,478	$1,177,116	18.4

	Three months ended March 31,
	2024	2023	$ Change	% Change
Core earnings:
GAAP results- Net loss	$(214,179)	$(230,215)	$16,036	(7.0)
Acquired intangible assets amortization	442,334	442,334	-	-
Non recurring employment expenses	126,144	2,826	123,318	4,364.7
Non-GAAP adjusted results- Core earnings	$354,299	$214,945	$139,354	64.8

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

The Company refers to Core earnings in the above table as the Company uses this additional measurement to assist our executive team in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations.

About FlexShopper

FlexShopper, Inc. (FPAY) is a financial technology company that provides electronics, home furnishings and other durable goods to underserved consumers on a lease-to-own (LTO) basis through its patented e-commerce marketplace (www.FlexShopper.com). FlexShopper also provides LTO and loan technology platforms to a growing number of retailers and e-retailers to facilitate transactions with consumers without access to traditional financing.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.